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                                                                      EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of Buffets, Inc. on Form S-8 related to the 1988 Incentive Stock Option Plan and 1985 Stock Option Plan of our report dated February 10, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Buffets, Inc. and Subsidiaries for the year ended December 28, 1994.



/s/ Deloitte & Touche, LLP

Deloitte & Touche, LLP
Minneapolis, Minnesota
March 23, 1995